UTAH PROJECT PURCHASE AGREEMENT

                               Dated March 7, 1997



                            Covol Technologies, Inc.
                                       and
                              Utah Synfuel #1 Ltd.

                                     SELLERS



                               Coaltech No. 1 L.P.

                                      BUYER











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ARTICLE I         DEFINITIONS................................................  1
                  1.1  Certain Definitions...................................  1

ARTICLE II        AGREEMENT TO PURCHASE AND SELL; PURCHASE PRICE.............  7
                  2.1  Agreement to Purchase and Sell........................  7
                  2.2  Purchase Price........................................  7

ARTICLE III       ASSETS AND LIABILITIES TO BE SOLD AND RETAINED.............  7
                  3.1  Assets to be Sold.....................................  7
                  3.2  Assets to be Retained.................................  7
                  3.3  Liabilities to be Assumed by Buyer....................  7
                  3.4  Liabilities to be Retained by Sellers.................  8

ARTICLE IV        REPRESENTATIONS AND WARRANTIES.............................  8
                  4.1  Representations and Warranties of Sellers.............  8
                  4.2  Changes Prior to Closing.............................. 13
                  4.3  Representations and Warranties of Buyer............... 13
                  4.4  Changes Prior to Closing.............................. 14
                  4.5  Joint Obligations..................................... 14

ARTICLE V         CONDUCT OF BUSINESS ....................................... 14
                  5.1  Operations by Sellers................................. 14
                  5.2  Negative Covenants.................................... 15

ARTICLE VI        DESTRUCTION OF ASSETS...................................... 16

ARTICLE VII       CONDITIONS PRECEDENT TO CLOSING............................ 17
                  7.1  Conditions Precedent to the Obligations
                              of Buyer....................................... 17
                  7.2  Conditions Precedent to the Obligations
                               of Sellers.................................... 18

ARTICLE VIII                  CLOSING........................................ 19
                  8.1  Time and Place of Closing............................. 19
                  8.2  Actions at Closing.................................... 19

ARTICLE IX        APPROVALS AND CONSENTS..................................... 20

ARTICLE X         CROSS INDEMNIFICATION...................................... 20
                  10.1  Obligations of Sellers............................... 20
                  10.2  Obligations of Buyer................................. 21

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                  10.3  Indemnity Procedures................................. 21

ARTICLE XI        SURVIVAL OF REPRESENTATIONS................................ 23
                  11.1  Survival of Representations.......................... 23
                  11.2  Procedure............................................ 23

ARTICLE XII       MISCELLANEOUS.............................................. 24
                  12.1  Books, Records and Assistance by Personnel........... 24
                  12.2  Assignment........................................... 24
                  12.3  Notices.............................................. 24
                  12.4  Expenses and Fees.................................... 26
                  12.5  Successors and Assigns............................... 26
                  12.6  Waiver............................................... 26
                  12.7  Entire Agreement..................................... 26
                  12.8  Amendments, Supplements and Etc...................... 27
                  12.9  Applicable Law....................................... 27
                  12.10  Execution and Counterparts.......................... 27
                  12.11  Titles and Headings................................. 27
                  12.12  Third Parties....................................... 27
                  12.13  Further Assurances.................................. 27



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         THIS  UTAH  PROJECT  PURCHASE  AGREEMENT  is made as of March  7,  1997 between Covol Technologies, Inc., a Delaware corporation ("Covol"), Utah Synfuel #1 Ltd., a Delaware limited partnership ("Utah Synfuel," and together with Covol, "Sellers") and Coaltech No. L.P., a Delaware limited partnership ("Buyer").

         WHEREAS Covol has assigned to Utah Synfuel ownership of a coal briquetting facility located at 4722 South 2000 EAST, Price, Utah (the "Utah Project"), including certain contracts entered into by Covol and certain third-parties in connection with the conduct of the construction, maintenance and operation thereof.

         WHEREAS Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Utah Project, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Buyer agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. In this Agreement, capitalized terms and other defined terms described below shall have the meanings set forth or cross-referenced below:

                  "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party hereto. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract rights, voting trust, or otherwise.

                  "Agreement" means this Utah Project Purchase Agreement, the Exhibits attached hereto, and the Schedules attached hereto (all of which Exhibits and Schedules shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein).

                  "Assumed Liabilities" means those obligations and liabilities of the Sellers arising under Contracts and the Permits set forth on Schedule 3.3 for which performance is due following the Closing Date.

                  "Briquettes" means extrusions of synthetic coal product, one inch in diameter by one to four inches in length, formed by compressing a mixture of coal fines and a chemical binder using substantially the technology and the process described in, and which satisfy the chemical change conditions


                                       1




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of,  IRS Private Letter Rulings No. 9549025 and No. 9701041, dated  respectively
September 8, 1995 and October 4, 1996, issued by the Internal Revenue Service in order to constitute "qualified fuels" pursuant to section 29 of the 1986 Code which is proprietary to the Sellers and which is being licensed to Buyer by the Sellers contemporaneously herewith.

                  "Buyer" has the meaning given in the preamble of this Agreement.

                  "Buyer's  Disclosure  List" has  the  meaning given in Section
4.4.

                  "Closing" means the closing of this transaction which is described in more detail in Section 8.1.

                  "Closing Date" has the meaning given in Section 8.1.

                  "Contracts" means the contracts, leases, purchase orders, and other agreements pertaining to the conduct of the construction, maintenance and operation of the Utah Project expressly identified on Schedule 4.1(m).

                  "Effective Time" means 12:01 a.m., Mountain Time, on the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Plan" means, for any Person, an employee benefit plan or other plan maintained for employees of such Person and covered by Title IV of ERISA.

                  "Files and Records" means all files, reports, data and records relating to the Purchased Assets and the conduct of the construction, maintenance and operation of the Utah Project, including those relating to engineering, permitting, maintenance, inventory and supply, property and excise taxes, title, corporate accounting, market studies, coal fines purchases, coal sales, income tax, Sellers' general files relating to the Utah Project, economic analyses, and documents related to general policies and procedures of Sellers with respect to the Purchased Assets and the conduct of the construction, maintenance and operation of the Utah Project.

                  "GAAP" means generally accepted United States accounting principles consistently applied, as in effect from time to time.

                  "Governmental Entity" means any Federal, state or local government or any court, administrative or regulatory agency, whether domestic or foreign.

                  "Hazardous Materials" means any (a) petroleum, (b) asbestos in any form, (c) urea formaldehyde foam insulation, (d) polychlorinated byphenyls,
(e)  radioactive  materials,  (f) radon gas, and (g) any  chemical,  material or


                                        2





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substance  defined as or included in the  definition of "hazardous  substances",
"hazardous  wastes",   "hazardous   materials",   "extremely  hazardous  waste",
"restricted hazardous waste", "toxic substances", "solid waste" or words of similar import under any applicable Hazardous Materials Laws as in effect as of the date of this Agreement.

                  "Hazardous Materials Claims" means any enforcement, cleanup, removal, remedial or other governmental or regulatory demand, actions, agreements or orders threatened, instituted, pending or completed by any Governmental Entity pursuant to any Hazardous Materials Laws, together with any claims made or threatened by any third party against either of the Sellers or any Purchased Assets or in connection with the conduct of the construction, maintenance and operation of the Utah Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

                  "Hazardous Materials Laws" means all Federal, state and local laws regulating Hazardous Materials, the environmental condition of air, water or real property, pollution, contamination or cleanup, as in effect on the date of this Agreement, including without limitation all of the following Federal laws, and their implementing regulations, as well as any amendments to such laws, and all State and local laws and ordinances which regulate the same subject matter: (a) the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 USC 9601 et seq.; (b) the Solid Waste Disposal Act, 42 USC 6901 et seq., including the Resource Conservation and Recovery Act (RCRA) and the laws governing Underground Storage Tanks; (c) the Toxic Substances Control Act (TSCA), 15 USC 2601 et seq., including those provisions governing use and disposal of Polychlorinated Biphenyls (PCBs); (d) the Hazardous Materials Transportation Act (HMTA), 49 USC 1801 et seq.; (e) the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA), 7 USC 136 et seq.; (f) those portions of the Clean Air Act governing toxic air emissions, 42 USC 7401 et seq.; (g) those portions of the Clean Water Act governing toxic water pollutants and oil spills, 33 USC 1251 et seq.; (h) the Emergency Planning and Community Right-to-know Act (EPCRA, SARA Title III), 42 USC 11001 et seq.; (i) those portions of the Occupational Safety and Health Act (OSHA) governing worker safety with respect to hazards from chemical substances and/or work related hazards, including requirements for Material Safety Data Sheets, 29 USC 651 et seq.; and (j) the Safe Drinking Water Act.

                  "Indemnitee" has the meaning given in Section 10.3(b).

                  "Indemnitor" has the meaning given in Section 10.3(b).

                  "Inventory" means all inventory (as defined in the UCC) of Sellers held for sale, lease or demonstration, or to be furnished under contracts of sale or service in connection with the Utah Project, in all forms, wherever located, now or hereafter existing, including (i) all inventory, raw materials, work in process, finished goods, materials and supplies used or to be

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consumed in connection  with the conduct of the  construction,  maintenance  and operation of the Utah Project, and all additions and accessions to such property, (ii) goods in which Sellers have an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by Sellers, and all accessions thereto and products thereof.

                  "Lease" means the Lease Agreement dated December 23, 1996, by and between Covol and U.P.C., Inc.

                  "Leasehold Improvements" means all structures, improvements, or buildings located on and attached to the Real Property and not becoming part of the realty pursuant to the Lease.

                  "Lien" means any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claims, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, covenants, conditions, restrictions, leases, subleases, licenses, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

                  "1986 Code" means the Internal Revenue Code of 1986, as amended.

                  "Party" or "Parties" means Buyer and Sellers and their successors, as parties to this Agreement.

                  "Permitted Liens" means:

                  (i) Liens (but only to the extent not yet delinquent or (a) which are being contested in good faith by appropriate proceedings with reserves acceptable to Buyer having been set aside and maintained and (b) with respect to tax liens on the Purchased Assets, as to which Sellers shall have paid the undisputed amount) securing taxes, assessments or governmental charges or levies, or arising in connection with workers' compensation, unemployment insurance or social security obligations, or securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

                  (ii) Liens in favor of AJG Financial Services, Inc., Square D Company Buyer or its or their Affiliates;

                  (iii) Liens disclosed on Schedule 4.1(q) attached hereto and Liens affecting real property interests consisting of (a) zoning regulations,
(b) easements, (c) set-back lines, or (d) covenants, conditions or restrictions, now existing or hereafter arising, which do not in the aggregate have a material adverse effect on the construction, operation or maintenance of the Utah Project; and

                  (iv)     The Lease.

                  "Permits" means any existing permit, license, franchise, authorization, variance, exemption, concession, lease, instrument, order or approval of any Governmental Entity and any applications therefor appurtenant or relating to the Purchased Assets or otherwise held by Sellers in connection with the conduct of the construction, maintenance and operation of the Utah Project as described on Schedule 4.1(n).

                  "Person" means any natural person, corporation, partnership, sole proprietorship, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Personal Property" means all tangible personal property, furniture, fixtures, machinery and equipment other than the Equipment (as defined by the Sublease Agreement to be entered into by and between Covol and Buyer pursuant to this Agreement) owned by Sellers necessary or useful for the conduct of the maintenance and operation of the Utah Project as described on
Schedule 4.1(q).

                  "Promissory Note" has the meaning given in Section 2.2.

                  "Property Leases" means the real property leases, rights-of-way, easements, licenses and agreements held by Sellers in connection with the conduct of the construction, maintenance and operation of the Utah Project as described on Schedule 4.1(o).

                  "Purchase Agreement Documents" means this Agreement, and any and all other documents executed pursuant hereto, or contemplated hereby, as the same may be modified, extended, renewed, amended or replaced from time to time.

                  "Purchase Price" has the meaning given in Section 2.2.

                  "Purchased Assets" means all of Sellers' right, title, and interest in the Contracts, the Permits, the Files and Records, the Personal Property and the Leasehold Improvements but specifically excluding all Retained Assets.

                  "Real Property" means the real property located in Carbon County, Utah on which the Utah Project is built, as more particularly described in Exhibit A to the Sublease Agreement to be entered into by Covol and Buyer pursuant to this Agreement.

                  "Related Person" means (i) any shareholder who owns or controls more than five percent (5%) of the voting or nonvoting securities of either Seller, (ii) any officer or director of either Seller, and (iii) any other Person that, directly or indirectly, controls, is controlled by or is under common control with or is related to, by blood or marriage, either Seller or any Person identified in clauses (i) or (ii).

                  "Retained Assets" means those assets retained by the Sellers as described in Section 3.2.

                  "Retained Liabilities" means those liabilities of the Sellers not expressly assumed by Buyer pursuant to the terms hereof.

                  "Sellers" has the meaning given in the preamble of the Agreement.

                  "Sellers' Disclosure List"  has  the  meaning given in Section
4.2.

                  "Transaction   Documents"   means   the   Purchase   Agreement
Documents.

                  "UCC" means the Uniform Commercial Code as enacted in the State of Utah.

                  "Utah Project" has the meaning given in the preamble of this Agreement.



                                   ARTICLE II
                 AGREEMENT TO PURCHASE AND SELL; PURCHASE PRICE

         2.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Sellers agree to sell to Buyer and Buyer agrees to purchase from Sellers, the Purchased Assets, free and clear of all Liens other than the Permitted Liens.

         2.2 Purchase Price. The total consideration for the Purchased Assets shall be the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Purchase Price"), payable by Buyer's delivery to the Sellers at the Closing of a promissory note in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) in the form attached hereto as Exhibit 2.2
(i) (the "Promissory Note"). The Promissory Note shall be secured by the Security Agreement in the form attached hereto as Exhibit 2.2 (ii).


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         2.3 Allocation of Purchase  Price.  The Purchase Price plus the Assumed
Liabilities  shall be allocated  among the Purchased  Assets in accordance  with
Schedule 2.3A. The Sellers and the Buyer each acknowledges that the allocation was determined pursuant to arms-length negotiations regarding the fair market value of the Purchased Assets in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The Sellers and the Buyer each agree that such allocation shall be binding on them for federal, state, local and foreign income tax purposes, in connection with the purchase and sale of the Purchased Assets and will be consistently reflected by them on any tax returns or reports (including Internal Revenue Service Form 8594) they file or prepare. The Sellers and the Buyer shall consult with each other with respect to all issues related to such allocation in connection with any income tax audit and shall not initiate any positions inconsistent with such allocation in connection with any income tax audit.

                                   ARTICLE III
                 ASSETS AND LIABILITIES TO BE SOLD AND RETAINED

         3.1  Assets to be Sold. The assets to be sold are the Purchased Assets.

         3.2 Assets to be Retained. The assets to be retained by Sellers are all assets of the Sellers other than the Purchased Assets.

         3.3 Liabilities to be Assumed by Buyer. Subject to the completion of the Closing, Buyer covenants and agrees to assume, fulfill, perform, and in due course discharge, indemnify, defend and hold harmless Sellers and its respective directors, officers, agents, representatives, subsidiaries and Affiliates from and against the Assumed Liabilities.

         3.4 Liabilities to be Retained by Sellers. Subject to the completion of the Closing, Sellers covenant and agree to fulfill, perform, and in due course discharge, indemnify, defend and hold harmless Buyer and its directors, officers, agents, representatives, subsidiaries and Affiliates from and against the Retained Liabilities.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of Sellers. Except as set forth in the schedules to this Agreement, Sellers jointly and severally represent and warrant to Buyer that as of the date of this Agreement, and as of the Effective Time as updated pursuant to Section 4.2, the facts set forth below in this
Section 4.1 are and shall be true:

                  (a)  Organization  Standing.   Covol  is  a  corporation  duly
organized and validly  existing and in good standing under the laws of the State


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of  Delaware.  Utah Synfuel is a limited  partnership  duly  organized,  validly existing and in good standing under the laws of the State of Delaware. Each Seller has the power to own its property, and to execute, deliver and perform this Agreement and each of the Transaction Documents, and to carry on its business as now being conducted. Each Seller is duly qualified to do business in and is in good standing as a foreign corporation or limited partnership, as the case may be, authorized to do business under the laws of the State of Utah.

                  (b) Authorizations; Binding Agreements. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers and each conveyance, assignment, agreement, and other document herein contemplated to be executed by Sellers, has been duly authorized by all necessary action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Sellers are, or will be upon execution, legal, valid and binding obligations of Sellers, duly enforceable against Sellers in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity), do not and will not result in any violation of, conflict with or default under the terms of Sellers' organizational documents (nor, to the best of each Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and, subject only to such consents as are set forth on Schedule 4.1(c) and the Permitted Liens, do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Sellers, the Purchased Assets or the conduct of the construction, maintenance and operation of the Utah Project may be bound or encumbered (nor, to the best of each Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

                  (c) No Actions Affecting Enforcement of the Agreement and the other Transaction Documents. There are no actions, suits, or proceedings pending, or, to the best of either Seller's knowledge after due inquiry, threatened, against either Seller in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Sellers to execute, deliver and perform this Agreement and the other Transaction Documents. Subject only to such consents as are set forth on Schedule 4.1(c), and such consents which the failure to obtain could not reasonably be expected to have a material adverse effect on the Purchase Assets or the construction, maintenance and operation of the Utah Project, Sellers have obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of Governmental Entities and third parties necessary to construct, maintain and operate the Utah Project and to execute, deliver and perform this Agreement and the other Transaction Documents.

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                  (d)  Taxes.  All  tax  returns  and  reports  relating  to the
Purchased Assets and the conduct of the construction, maintenance and operation of the Utah Project required by law (including all federal, state, and local property tax, severance and franchise tax laws) to be filed by Sellers prior to the Closing have been timely filed or will be caused to be timely filed. All taxes, assessments, fees, interest, penalties and other governmental charges
relating  to  the  Purchased  Assets  and  the  conduct  of  the   construction,
maintenance and operation of the Utah Project which are due and payable have been paid when due and payable.

                  (e) Brokers or Finders Fees. Except as set forth on Schedule 4.1(e) and in Section 5.3(c), no obligation or liability, contingent or otherwise, for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer or the Purchased Assets.

                  (f) No Imposition of Liens. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers shall not result in the imposition of any Lien, other than Permitted Liens, upon any of the Purchase Assets or by which the construction, maintenance and operation of the Utah Project may be bound or encumbered.

                  (g) Completeness of Information. No information furnished by or on behalf of Sellers to Buyer in connection with this Agreement and the other Transaction Documents or on any such Schedule contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements not misleading.

                  (h) Title to Purchased Assets. Sellers have, and at the Closing shall convey to Buyer, marketable title to and possession of the Purchased Assets free and clear of all Liens, other than Permitted Liens.

                  (i) Applicable Contracts and Permits. The Contracts, the Permits and the Property Leases set forth on Schedules 4.1(m), 4.1(n) and 4.1(o)), respectively, are the only material agreements, contracts, leases, permits, or licenses necessary for the construction, maintenance and operation of the Utah Project.

                  (j) Pending Litigation. Except as disclosed on Schedule 4.1(j), there are no actions, suits, arbitrations, claims, grievances, or proceedings currently pending or, to the best of Sellers' knowledge after due inquiry, threatened against or affecting the Purchased Assets or the conduct of the construction, maintenance and operation of the Utah Project. There are no outstanding or unsatisfied judgments, orders or decrees to which either of the Sellers or any of the Purchased Assets are bound.

                  (k) Compliance with Laws. Sellers are in compliance with all orders, writs, injunctions, decrees, judgments, rulings, laws, rules or regulations of any Governmental Entity including, without limitation, OSHA, to which Sellers, the Purchased Assets or the construction, maintenance and operation of the Utah Project are subject.

                  (l) Hazardous Materials. Except for diesel fuel and hydrochloric acid, no Hazardous Materials exist on, under or about any of the Purchased Assets or the Utah Project. The construction, maintenance and operation of the Utah Project is and has been in compliance with all Hazardous Materials Laws. Neither Seller has received any notice of, and to the best knowledge of each Seller after due inquiry, there are no existing or threatened Hazardous Materials Claims. The construction, maintenance and operation of the Utah Project do not generate any Hazardous Materials.

                  (m) Status of Contracts. Schedule 4.1(m) is a true, correct and complete list of all the material contracts, leases, mortgages, credit agreements, indentures, sales contracts, purchase orders, and other agreements entered into by the Sellers relating directly or indirectly to the Purchased Assets or the construction, maintenance and operation of the Utah Project. The Contracts are valid and in good standing, and there is no violation of, conflict with or default under the Contracts (nor, to the best of either Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default). The Sellers have not received any notice from any party to any Contract that such party intends to terminate, cancel or refuse to renew the same or that such party intends to offset any amount due thereunder or assert any defense to the enforceability thereof.

                  (n) Consents, Governmental Approvals, Licenses, Orders, Agreements and Permits. Schedule 4.1(n) is a true, correct and complete list of all material consents, permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders or approvals of any third party, including without limitation any Governmental Entity, necessary in connection with the conduct of the construction, maintenance and operation of the Utah Project. The Sellers have not received any notice from any party to any Permit that such party intends to terminate, cancel or refuse to renew the same or that such party intends to assert any defense to the enforceability thereof.

                  (o) Leases. Schedule 4.1(o) contains a true, correct and complete list of the Property Leases. The Property Leases constitute all of the real property interests necessary for the operation of the Utah Project. Except as indicated on Schedule 4.1(o), there is no violation of, conflict with or default under the Property Leases (nor, to the best of either Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default). The Sellers have not received any notice from any party to any Property Lease that such party intends to terminate, cancel or refuse to renew the same or that such party intends to assert any defense to the enforceability thereof.

                  (p) No Fee Property. Other than the Property Leases, no interest in real property is held or used by the Sellers in connection with the construction, maintenance and operation of the Utah Project.

                  (q) Personal Property. Schedule 4.1(q) is a true, correct and complete list of the Personal Property. Sellers are the beneficial owners of and have title to the Personal Property free and clear of all Liens, other than Permitted Liens. All such Personal Property consisting of tangible personal property (exclusive of Inventory) is in good working condition and repair, ordinary wear and tear excepted. None of such Personal Property is held by the Sellers on consignment, nor is any of the Personal Property in the possession of others.

                  (r) Liabilities. Except for liabilities incurred by the Sellers in the ordinary course of the operation of the Utah Project which are appropriately reflected in the financial projections for the operation of the Utah Project heretofore delivered to Buyer by the Sellers (which are attached as Schedule 4.1(r)) and liabilities underlying any Permitted Lien, the Sellers have no liabilities of any kind whatsoever, whether absolute or contingent and whether or not currently determinable, which could affect the Purchased Assets or the operations of the Utah Project following the Closing, nor has any condition existed or any event occurred which could reasonably be expected to give rise to any such liability.

                  (s) Leasehold Improvements. Sellers are the beneficial owners of and have title to the Leasehold Improvements free and clear of all Liens, other than the Permitted Liens.

                  (t)  intentionally omitted

                  (u) ERISA and Labor Matters. Neither Seller has initiated any ERISA Plans, nor is either Seller party to any collective bargaining agreements.

                  (v) Agreements with Related Persons. There are no contracts, licenses, agreements or arrangements with any Related Person in connection with the construction, maintenance and operation of the Utah Project, other than as disclosed on Schedule 4.1(u).

                  (w) Adequacy of the Purchased Assets. The Purchased Assets, together with (i) certain equipment being leased to Buyer by the Sellers at or before the Closing, (ii) the technology and know-how being licensed to Buyer by the Sellers at or before the Closing, and (iii) raw materials consisting of coal fines and a chemical binder to be supplied to Buyer by Covol pursuant to agreements being executed by Buyer and Covol at or before the Closing, constitute all of the assets, technology and raw materials reasonably expected to be necessary for the production by Buyer of Briquettes which satisfy the conditions of chemical change of IRS Private Letter Rulings No. 9549025 and No. 9701041, dated respectively September 8, 1995 and October 4, 1996, in order to constitute "qualified fuels" pursuant to the terms of Section 29(c)(1)(C) of the 1986 Code and with respect to which Section 29 is applicable pursuant to the terms of Sections 29(f) and 29(g) of the 1986 Code.

                  (x) Operation of Utah Project. The Utah Project has commenced operations and has produced and sold at least 1,200 tons of Briquettes and has an outstanding purchase order from Pacificorp to purchase an additional 3,800 tons of Briquettes.

                  (y) Production Capacity. The Utah Project is currently in operation and, upon completion of oven replacement, is capable of producing, and is reasonably expected to produce, Briquettes at the rate of 360,000 tons per year, and is expected to be capable of maintaining such capacity through December 31, 2007. Upon the completion of the expansion of the Utah Project which is expected to be completed on or before June 30, 1997, the Utah Project as expanded pursuant to the Centerline Engineering Construction Agreement is reasonably expected to produce, Briquettes at the rate of 720,000 tons per year, and is expected to be capable of maintaining such capacity through December 31, 2007.

         4.2 Changes Prior to Closing. Prior to and at the Closing, Sellers shall provide Buyer with a list ("Sellers' Disclosure List") of any knowledge acquired or events occurring after the date hereof that cause Sellers' representations and warranties in Section 4.1 to be untrue in any respect or are reasonably likely to cause them to be untrue in any respect as of the Effective Time.

         4.3 Representations and Warranties of Buyer. Buyer represents and warrants that as of the date hereof and as of the Effective Time, the facts set forth below in this Section 4.3 are and shall be true:

                  (a) Organization and Standing. Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, has power to own its own property, and to execute, deliver and perform this Agreement and each of the other Transaction Documents, and to carry on its business as now being conducted. Buyer is qualified to do business and is in good standing as a foreign limited partnership authorized to do business under the laws of the State of Utah.

                  (b) Authorizations; Binding Agreements. The execution, delivery, and performance of this Agreement and the other Transaction Documents by Buyer and of each conveyance, assignment, agreement, and other document herein contemplated to be executed by Buyer have been fully authorized by all necessary partnership actions. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity), do not and will not result in any violation of, conflict with or default under the terms of Buyer's organizational documents, and do not and will not result in any violation of, conflict with or default under the terms of any permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the best of Buyer's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

                  (c) No Brokers or Finders Fees. Except as set forth in Section 5.3(c), no obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement shall be imposed upon Sellers.

                  (d) Single Purpose Entity. Buyer was formed for the purpose of operating the Utah Project and does not and will not conduct any business other than the operation of the Utah Project and business directly related to the operation of the Utah Project.

                  (e) Eligibility for Tax Credit. As of the date hereof, each of the limited partners of the Buyer is qualified and eligible to use the credits generated pursuant to Section 29 of the 1986 Code.

         4.4 Changes Prior to Closing. Prior to and at the Closing, Buyer shall provide Sellers with a list ("Buyer's Disclosure List") of any knowledge acquired or events occurring after the date hereof that cause Buyer's representations and warranties in Section 4.3 to be untrue in any respect or is reasonably likely to be untrue in any respect as of the Effective Time.

         4.5  Joint Obligations.   The following shall apply with equal force to
Sellers and Buyer:

                  (a) Buyer and Sellers shall each promptly give the other written notice of the existence or occurrence of any item to be reflected on Sellers' Disclosure Statement or Buyer's Disclosure Statement.

                  (b) Neither Party shall intentionally perform any act which, if performed (or omit to perform any act which, if omitted to be performed) would prevent or excuse the performance of this Agreement by either party hereto or which, except as a result of the conduct of the business in the usual and ordinary course, would result in any representation or warranty herein contained being untrue in any respect if made on and as of the Closing.

                                    ARTICLE V
                               CONDUCT OF BUSINESS

         5.1  Operations by Sellers.   During the period from the date hereof to
the Effective Time:

                  (a) Sellers shall maintain the Purchased Assets and conduct the construction, maintenance and operation of the Utah Project in compliance with this Agreement and the other Transaction Documents, the Contracts, the Property Leases and the Permits and each applicable order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity, and pay all fees, assessments and costs arising in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the construction, maintenance and operation of the Utah Project.

                  (b) Buyer and its duly authorized agents, employees, and representatives, at their sole risk and expense, shall have access to the Purchased Assets and the Utah Project for all proper purposes; provided, however, that such access and observation does not unreasonably interfere with or delay the conduct of construction, maintenance and operation of the Utah Project. Sellers shall cooperate in orienting Buyer to the construction, maintenance and operation of the Utah Project.

                  (c) Sellers shall use reasonable efforts to preserve intact Sellers' relationships with suppliers, customers and others having business dealings with respect to the Purchased Assets and the construction, maintenance and operation of the Utah Project.

                  (d) Sellers shall take all necessary actions to maintain the Purchased Assets in their present condition, quantity and state of repair, reasonable wear and tear excepted.

                  (e) Sellers shall conduct the construction, maintenance and operation of the Utah Project in the normal course in accordance with past practice.

                  (f) Sellers shall continue to carry and maintain in full force and effect the existing casualty and liability insurance through and including the Effective Time.

         5.2 Negative Covenants. During the period from the date hereof and the Effective Time, Sellers shall:

                  (a) not sell, lease, assign, hypothecate or agree to sell, lease, assign, hypothecate or otherwise transfer or dispose of, any of the Purchased Assets, except as contemplated by the Permitted Liens;

                  (b) not enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the Purchased Assets or the Utah Project except in the normal course of construction, maintenance and operation of the Utah Project and in accordance with past practice, or terminate, cancel or modify or in any way impair any of the Contracts, Property Leases or Permits other than in the normal course of construction, maintenance and operation of the Project;

                  (c) not subject to any Lien, other than Permitted Liens, any of the Purchased Assets, or permit or allow any of the Purchased Assets to become subject to any Lien, other than Permitted Liens;

                  (d) not enter into any lease, contract, agreement, commitment, arrangement or transaction or do any other act or omit to do any act that might adversely affect the Purchased Assets or the construction, maintenance and operation of the Utah Project or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; and

         5.3  Additional Covenants.

                  (a) During such time that any of the Transaction Documents are in effect, Buyer shall (i) not engage in any other business other than the operation and maintenance of the Utah Project, (ii) not transfer the Purchased Assets or any assets acquired by Buyer pursuant to any Transaction Document or to be used in connection with the operation and maintenance of the Utah Project, and (iii) maintain in full force and effect hazard and liability insurance with respect to the Utah Project, in such amounts as are commercially reasonable in accordance with industry standards.

                  (b) Sellers shall have the right to make and use photographs, videotapes and other promotional materials fairly and honestly displaying and/or describing the Utah Project and its operations (the "Promotional Materials"). Sellers may distribute the Promotional Materials to prospective purchasers and/or investors of either Seller or any affiliates of Sellers only after Buyer shall have approved such Promotional Materials in writing, which approval will not be unreasonably withheld or delayed. So long as Sellers do not interfere with the normal operations of the Utah Project, Sellers may provide potential purchasers and/or investors with guided tours of the Utah Project and may have access to the Utah Project to produce the Promotional Materials.

                  (c) Sellers shall be responsible for and pay all fees due to CoalCo. Corporation as a result of the transactions contemplated by this Agreement. Buyer shall be responsible for and pay all fees due to Geocapital, Inc. in connection with the transactions contemplated by this Agreement.

                  (d) Seller hereby grants to Buyer the right to acquire the expanded facilities associated with the Utah Project as contemplated in the Centerline Engineering Construction Agreement upon terms and conditions no less favorable than those contained in the Transaction Documents and the parties shall negotiate appropriate documentation in good faith in order to complete the acquisition by Buyer of the expanded facilities by no later than June 30, 1997.

                                   ARTICLE VI
                              DESTRUCTION OF ASSETS

         If, prior to the Closing, all or any material part of the Purchased Assets shall be destroyed by fire, flood, or other casualty (including condemnation), this Agreement shall remain in full force and effect and the Closing, unless otherwise specified by Buyer, shall be postponed until the Purchased Assets shall be restored which shall be completed by Sellers at Sellers' sole expense as soon as practical. If Buyer shall so elect, the Closing shall take place prior to the restoration of the Purchased Assets and the Purchase Price shall be reduced by an amount equal to the amount of such destruction measured by the costs of restoring such Purchased Assets as are destroyed to their condition immediately prior to such destruction, less the amount of any insurance proceeds paid or payable without contingency to Sellers on account of such destruction (which insurance proceeds Sellers shall assign to Buyer).

                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

                  (a) Correctness of Representations and Warranties. The representations and warranties of Sellers contained in this Agreement and in the related Exhibits and Schedules, to be delivered to Buyer pursuant hereto and in connection herewith shall be true on the date hereof and on the Closing Date, as updated pursuant to Section 4.2, as though such representations and warranties were made on and as of the Closing Date.

                  (b) No Adverse Change in Purchased Assets and Utah Project. The Purchased Assets and the Utah Project shall not be or shall not have been threatened or affected, or interfered with, in a material adverse way, whether or not covered by insurance, as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action of the United States or other governmental authority, riots, civil disturbances, uprising, activity of the Armed Forces, or act of God or the public enemy.

                  (c) Compliance with Agreement. Sellers shall have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with by them prior to the Closing Date.

                  (d) Absence of Litigation. No material suit, action or other proceeding or investigation shall be threatened or pending before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

                  (e) Consents. Sellers shall have obtained (and delivered copies thereof to Buyer) all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the other Transaction Documents as set forth on Schedule 4.1(c).

                  (f) Opinion of Counsel. Buyer shall have received an opinion of the Sellers' legal counsel, Ballard Spahr Andrews & Ingersoll, reasonably acceptable to Buyer, regarding the due organization, good standing and authority of each of the Sellers.

                  (g) Further Assurances. Buyer shall have received such further instruments and documents as it may reasonably require to carry out effectively the transactions contemplated by this Agreement and the Transaction Documents and to evidence the fulfillment of the agreements contained in this Agreement and the Transaction Documents and the performance of all conditions to the consummation of such transactions.

                  (h)  Other Deliveries.  The  other  deliveries  referred to in
Section 8.2 shall be made at Closing.

         7.2 Conditions Precedent to the Obligations of Sellers. All obligations of Sellers under this Agreement are subject to fulfillment on or before the Closing Date of each of the following conditions:

                  (a) Correctness of Warranties and Representations. In all material respects, the representations and warranties of Buyer contained in this Agreement and in the related Exhibits and Schedules to be delivered to Sellers pursuant hereto and in connection herewith shall be true on the date hereof and on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                  (b) Compliance with Agreement. Buyer shall have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with by it prior to the Closing Date.

                  (c) Absence of Litigation. No suit, action or other proceeding or investigation shall be threatened or pending before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the Transaction Documents, or the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

                  (d)  Other Deliveries.  The  other  deliveries  referred to in
Section 8.2 shall be made at Closing.

                  (e) Opinion of Counsel. Sellers shall have received an opinion of Buyer's legal counsel, Rudnick & Wolfe, reasonably acceptable to the Sellers, regarding the due organization, good standing and authority of Buyer.

                  (f) Further Assurances. Sellers shall have received such further instruments and documents as it may reasonably require to carry out effectively the transactions contemplated by this Agreement and the other Transaction Documents and to evidence the fulfillment of the agreements contained in this Agreement and the other Transaction Documents and the performance of all conditions to the consummation of such transactions.

                                  ARTICLE VIII
                                     CLOSING

         8.1 Time and Place of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall be at 9:00 a.m., Central Time, on such date as the parties shall mutually agree, not later than March 7, 1997 (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, or at such other time or place as the parties shall mutually agree.

         8.2 Actions at Closing. At the Closing, the following events shall occur, each being a condition precedent to the other and each being declared to have occurred simultaneously with the other:

                  (a) Buyer shall pay to Sellers the Purchase Price by delivery of the Promissory Note.

                  (b) Sellers shall execute, acknowledge and deliver to Buyer the bills of sale, assignments and other documents necessary to transfer all of Sellers' right, title, and interest in and to the Purchased Assets to Buyer.

                  (c) The Parties shall execute, acknowledge and deliver to each other the Operation and Maintenance Agreement substantially in the form attached hereto as Exhibit 8.2(c).

                  (d) The Parties shall execute, acknowledge and deliver to each other the License and Binder Purchase Agreement substantially in the form attached hereto as Exhibit 8.2(d) and Buyer shall pay the Initial Fee due thereunder.

                  (e) The Parties shall execute, acknowledge and deliver to each other the Promissory Note and the Security Agreement in the form attached as
Exhibit 8.2(e).

                  (f) The Parties shall execute, acknowledge and deliver to each other the Sublease Agreement in the form attached as Exhibit 8.2(f).

                  (g) The Parties shall execute, acknowledge and deliver to each other the Supply and Purchase Agreement in the form attached as Exhibit 8.2(g).

                  (h) The Parties shall execute, acknowledge and deliver to each other the Abandonment Option Agreement in the form of Exhibit 8.2(h).

                  (i) The Parties shall execute, acknowledge and deliver to each other the Repurchase Option Agreement in the form of Exhibit 8.2(i).

                  (j) Sellers shall take all steps necessary to put Buyer in actual possession and control of the Purchased Assets and the Utah Project.

                  (k) Sellers shall deliver to Buyer, at agreed locations, the Files and Records.

                                   ARTICLE IX
                             APPROVALS AND CONSENTS

         Sellers, at their sole expense, shall make every reasonable effort prior to the Closing to obtain all required permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents and approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the Transaction Documents as set forth on Schedule 4.1(c) and to construct, maintain and operate the Utah Project. Buyer shall make every reasonable effort to cooperate in connection with obtaining all required permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents and approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the Transaction Documents as set forth on
Schedule 4.1(c) and to construct, maintain and operate the Utah Project; provided, however, that Buyer shall not be obligated to incur any cost or expense associated with such transfer or application.

                                    ARTICLE X
                              CROSS INDEMNIFICATION

         10.1 Obligations of Sellers. Sellers shall indemnify, defend and hold harmless Buyer and its directors, officers, agents, representatives, subsidiaries and Affiliates from and against any and all claims, demands or suits (by any party, including any Governmental Entity), losses, liabilities, damages, obligations, payments, costs and expenses (including the costs and expenses of defending any and all actions, suits, proceedings, demands and assessments which shall include reasonable attorneys' fees and court costs excluding losses, liabilities, damages, obligations, payments, costs and expenses relating to the lack of availability of tax credits which would have been available to Buyer from the production and sale of Briquettes at the Utah Facility resulting solely from the closure of the Utah Facility or the reduction of production capacity at the Utah Facility related to a breach as described in sub-paragraph (a) below resulting from, relating to, arising out of, or incurred in connection with any of the following:

                  (a)  Any  breach  by  either  Seller   of   any   of  Sellers'
         representations, warranties and covenants contained in this Agreement; and

                  (b) Failure of Sellers to discharge any of the Retained Liabilities when and as same fall due.

                  (c) Sellers' failure to pay any brokers fees required to be paid by Sellers pursuant to Section 5.3(c) of this Agreement.

         10.2 Obligations of Buyer. Buyer shall indemnify, defend, and hold harmless Sellers, and their respective directors, officers, agents, representatives, subsidiaries and Affiliates, from and against any and all claims, demands, or suits (by any party including any Governmental Entity),
losses,  liabilities,   damages,  obligations,   payments,  costs  and  expenses
(including the original costs of defending any and all actions, suits, proceedings, demands and assessment which shall include reasonable attorneys' fees and court costs) resulting from, relating to, arising out of or incurred in connection with any of the following:

                  (a) Any breach by Buyer of any of Buyer's representations, warranties and covenants contained in this Agreement; and

                  (b)  Buyer's   failure  to   discharge   any  of  the  Assumed
         Liabilities when and as the same shall fall due.

                  (c) Buyer's failure to pay any brokers fees required to be paid by Buyers pursuant to Section 5.3(c) of this Agreement.

         10.3  Indemnity Procedures.

                  (a) Notwithstanding any provision to the contrary included in this Article X, each party hereto waives the right, for itself and its respective Affiliates, to be indemnified by the other party hereto to the extent of any insurance proceeds or other recovery it receives with respect to the liabilities for which indemnification would otherwise be required hereunder.

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                  (b) A party claiming indemnification under this Article X (the
         "Indemnitee")   shall   notify  in   writing   the   party   from  whom
         indemnification is claimed (the "Indemnitor") in reasonable detail of the nature, basis and estimated amount of the claim within a reasonable time after discovery by the Indemnitee of the basis therefor or the assertion thereof by a third party against the Indemnitee. Notice of a claim filed in any court or administrative agency, or submitted to arbitration, shall be given the Indemnitor within ten (10) days of the Indemnitee's receipt of knowledge of such filing but failure to provide
         notice   within  the  10  days  shall  not  result  in   forfeiture  of
         indemnification rights except to the extent that the ability of the Indemnitor to defend against the claim is materially impaired. In the event of such notice by the Indemnitee to the Indemnitor of a third party claim, the Indemnitor shall have twenty (20) days after receipt thereof in which to admit or deny responsibility for indemnification of the Indemnitee by written notice to the Indemnitee, and

                           (i) as to claims with respect to which the Indemnitee
                  and the Indemnitor may share responsibility, each party may elect to participate in the defense of the claim through counsel of its choice and at its expense, and neither party shall settle or compromise the claim without the consent of the other;

                           (ii) if the Indemnitor denies responsibility or fails
                  to admit or deny responsibility for a claim within twenty (20) days of the notice, the Indemnitee shall have the sole option and right to defend the claim, including the right to settle or compromise the claim without consent of the Indemnitor, by counsel of its choice; and

                           (iii) except with respect to a claim as to which the Indemnitee and the Indemnitor share responsibility, if the Indemnitor admits responsibility for indemnification, the Indemnitor may at the same time elect to control the defense of the claim by counsel of its choice and at its expense, which counsel shall consult with the Indemnitee or its counsel at the Indemnitee's expense, and except as limited herein shall in such case have the right to settle or compromise the claim as the Indemnitor deems fit, and the Indemnitee shall cooperate in such defense and agree to and accept any money settlement or compromise approved by the Indemnitor. If the Indemnitor does not so elect to control the defense, the Indemnitee shall appear and defend the claim by counsel of its choice, and the Indemnitor may participate in such defense by counsel of its choice at its expense, which counsel shall be consulted by and shall assist counsel for the Indemnitee, in which case the Indemnitor shall reimburse the Indemnitee for its reasonable legal fees and expenses on a monthly basis.

         10.4 Limitations on Indemnity. Neither Buyer nor the Sellers shall be obligated to make any indemnification payment respecting representations and


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






warranties pursuant to the terms of this Article X until such time as the aggregate of such indemnification claims against Buyer or the Sellers, as the case may be, shall exceed One Hundred Thousand Dollars ($100,000.00), whereupon Buyer or the Sellers, as the case may be, shall be obligated to make indemnification payments equal to the full amount of such claims subject to the limitations of Section 10.1 above. With respect to indemnification payment for breach of a covenant hereunder, Buyer or the Sellers, as the case may be, shall be obligated to make indemnification payments equal to the full amount of such claims, subject to the limitations of Section 10.1 above.

                                   ARTICLE XI
                           SURVIVAL OF REPRESENTATIONS

         11.1 Survival of Representations. Except as expressly provided, the representations and warranties of the parties hereto contained in this Agreement and in any certificates or documents delivered at Closing in connection with the transactions contemplated hereby shall survive Closing of this transaction, for a period of five (5) years; provided however: (x) the indemnification obligations of Sellers with respect to Section 10.1(a) (solely as to the representations of Sections 4.1(d), (e), (h), (l) and (u)) and with respect to Sections 10.1(b) and (c) shall survive indefinitely; and (y) the indemnification obligation of Buyer with respect to Sections 10.2(b) and 10.2(c) shall survive indefinitely.

         11.2 Procedure. Notice of any claim of a breach of a representation or warranty shall be given by a party (for purposes of this Article XI the "claiming party")to the other party (for purposes of this Article XI the "defaulting party") as soon as reasonably practicable after the claiming party becomes aware thereof and, if the claim in question is as a result of or in connection with a liability to or from, or a dispute with, any other third party, the claiming party shall take reasonable steps in connection with such liability or dispute so as to recover or minimize or resolve such liability or dispute. The claiming party shall give to the defaulting party full facilities to investigate the subject matter of the claim and, at the request of the defaulting party, to allow it at its own expense to participate in, or have the conduct of (as it may elect), all proceedings of whatsoever nature against the relevant third party arising out of, or in connection with, such liability or dispute, in the name of the claiming party as it may consider necessary in order to mitigate any such claim. The claiming party shall not accept or pay or compromise any such liability or claim without providing the defaulting party a reasonable opportunity to dispute the same.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1  Books, Records and Assistance by Personnel.

                  (a) Buyer and Sellers shall each use their respective best efforts to cooperate with the other as requested from time to time and make


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






their employees available to the other at requesting party's expense (including the fully allocated costs and out-of-pocket expenses of the party of whom cooperation  is being  requested)  to the extent that the  requesting  party may reasonably require for its corporate or partnership purposes including attendance at depositions or legal proceedings, or audits requested by the requesting party to be performed by their employees or independent accountants relating to any period through or including the Closing.

                  (b) Each party shall provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information.

         12.2 Assignment. This Agreement shall not be assigned in whole or in part by Sellers without the prior written consent of Buyer, or assigned in whole or in part by Buyer without the prior written consent of Sellers.

         12.3 Notices. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five days after mailing, property addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         Sellers:                   Covol Technologies, Inc.
                                    3280 North Frontage Road
                                    Lehi, Utah 84043
                                    Telephone: (801)768-4481
                                    Telecopier: (801)768-4483
                                    Attn.: Asael T. Sorensen, Esq.


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






         And:                       Utah Synfuel #1 Ltd.
                                    c/o Covol Technologies, Inc.
                                    3280 North Frontage Road
                                    Lehi, Utah 84043
                                    Telephone: (801)768-4481
                                    Telecopier: (801)768-4483
                                    Attn.: Asael T. Sorensen, Esq.

         With a copy                Ballard Spahr Andrews & Ingersoll
         to:                        201 South Main Street, Suite 1200
                                    Salt Lake City, Utah 84111
                                    Telephone: 801-531-3000
                                    Telecopier: 801-531-3001
                                    Attn.: Richard T. Beard, Esq.

         Buyer:                     Coaltech No. 1 L.P.
                                    3280 North Frontage Road
                                    Lehi, Utah 84043
                                    Telephone: (801)768-4481
                                    Telecopier: (801)768-4483
                                    Attn.: Asael T. Sorensen, Esq.

         With a copy                AJG Financial Services, Inc.
         to:                        c/o Arthur J. Gallagher & Co.
                                    Two Pierce Place
                                    Itasca, Illinois 60143-3141
                                    Telephone:  (630) 285-3457
                                    Telecopier:  (630) 285-3483
                                    Attn:  John C. Rosengren, Esq.

         With a copy                Square D Company
         to:                        1415 S. Roselle Road
                                    Palatine, Illinois 60067
                                    Telephone:  (847) 397-2600
                                    Telecopier:  (847) 925-7509
                                    Attn:  Vincent A. Inendino and
                                    Howard E. Japlon, Esq.

         With a copy                Rudnick & Wolfe
         to:                        203 North LaSalle Street
                                    Chicago, Illinois 60601
                                    Telephone:  (312) 368-4050

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






                                    Telecopier:  (312) 236-7516
                                    Attn:  Stephen A. Landsman, Esq.

         12.4 Expenses and Fees. Each party hereto agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by it in connection with the negotiation of this Agreement and the consummation of the transaction contemplated herein.

         12.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.6 Waiver. Buyer or Sellers, by written notice to the other, may: (i) extend a time for performance of any of the obligations or other actions of the other such party under this Agreement; (ii) waive by express written waiver any inaccuracy in the representations or warranties of the other such party contained in this Agreement or any document delivered pursuant to this Agreement; (iii) waive by express written waiver any compliance with the conditions or covenants of the other such party contained in this Agreement; or
(iv) waive or modify by express written waiver or agreement performance of any of the obligations of the other such party performed under this Agreement; provided, however, that neither such party may without the consent of the other grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of warranties, conditions or covenants hereunder. Except as provided in this section, no action taken pursuant to this Agreement (including without limitation the acts taken at the Closing) shall be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and shall not operate or be construed as a waiver of any subsequent breach of a similar or dissimilar nature.

         12.7 Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein and/or in the
Transaction Documents. The Transaction documents supersede all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof.

         12.8  Amendments, Supplements and Etc.   This  Agreement may be amended
or supplemented at any time only by an additional written agreement executed by the parties hereto.

         12.9 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Utah without giving effect to the principles of conflict of laws thereof.

         12.10 Execution and Counterparts. This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         12.11 Titles and Headings. Titles and headings to paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.12 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity other than the parties hereto and their successors and assigns any right or remedies by reason of this Agreement as a third party beneficiary or otherwise.

         12.13 Further Assurances. The parties agree from time to time to execute such additional documents as are necessary to effect the intent of the parties as manifested by this Agreement.

         12.14 Dispute Resolution. If a controversy, claim or dispute arising out of or relating to this Agreement or the breach of this Agreement occurs, the Parties shall meet and exert reasonable efforts to reach an amicable settlement. Failing agreement, Sellers and Buyer agree to submit the matter under dispute to arbitration under the Rules and Procedures of the American Arbitration Association by a panel of three arbitrators. A Party desiring arbitration may select one arbitrator and shall then notify the other Party in writing of the identity of the arbitrator. The second Party shall then, within ten (10) days, notify the first Party of the identity of the second Party's arbitrator. The two arbitrators shall pick the third arbitrator. All arbitrators selected under this
Section 12.14 shall have experience in the operation of coal production facilities. The decision of the arbitrators shall be final and binding upon the Parties. The expenses of such arbitration, excluding attorneys' fees, shall be equally divided among the Parties, and may be enforced in any court having jurisdiction over the Party against which enforcement is sought. The arbitration shall be held in Salt Lake City, Utah, or any other place as the Parties may mutually agree upon. The arbitrators shall initiate the hearings as promptly and expeditiously as possible after their selections (and the Parties shall cooperate to this end) and shall conclude the hearings within thirty (30) days of their commencement unless the arbitrators expressly find that additional time is necessary for completion of the hearings for reasons in the best interest of the Parties.

         The award of the arbitrators shall be made no later than thirty (30) days from the date of the closing of the hearings. Arbitration under this Agreement shall be governed by the provisions of the Federal Arbitration Act and, if applicable, the laws of the State of Utah relating to arbitration, as the same are in effect at the time that such arbitration is initiated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives the day and year first above written.

                         SELLERS:

                         COVOL TECHNOLOGIES, INC.



                         By: /s/Brent M. Cook__________________________
                             Name:         Brent M. Cook
                             Title:        CEO/President

                         UTAH SYNFUEL #1 LTD.



                         By: /s/ Brent M. Cook_________________________
                             Name:         Brent M. Cook
                             Title:        President of Covol Technologies, Inc.
                                           Its General Partner

                          BUYER:

                          COALTECH NO. 1 L.P.



                         By: /s/ Alan D. Ayers _____________________
                             Name:         Alan D. Ayers
                             Title:        C.O.O. of Covol Technologies, Inc.
                                            Its General Partner